Form of Opinion of Stevens & Lee


Board of Directors
BCB Financial Services Corporation
Heritage Bancorp, Inc.

     Re:  Registration Statement on Form S-4
          (SEC File No. 333-44697)

Gentlemen:

     In connection with the proposed Consolidation by BCB Financial Services Corporation ("BCB") and Heritage Bancorp, Inc. ("Heritage") into a new holding company (the "Holding Company") and the issuance of up to 9,965,849 shares of the Holding Company's common stock, par value $1.00 per share (the "Common Stock"), covered by the joint Registration Statement on Form S-4 (No. 333-44697) of BCB and Heritage (the "Registration Statement") we have reviewed the following:

     1.   the Articles of Consolidation;

     2.   the Articles of Incorporation of the Holding Company;

     3.   the bylaws of the Holding Company;

     4.   the Registration Statement; and

      5. copies of the certificates representing shares of the Common Stock.

     Based upon our review of such documents it is our opinion that:

     1. Upon filing of the Articles of Consolidation in the Department of State of the Commonwealth of Pennsylvania, the Company will be duly incorporated under the laws of the Commonwealth of Pennsylvania and will be validly existing and in good standing under the laws of such Commonwealth.

     2. The 9,965,849 shares of Common Stock covered by the Registration Statement will have been duly authorized and when issued in exchange for the common stock of Heritage and the common stock of BCB pursuant to the terms described in the Registration Statement, will be legally issued by the Holding Company and fully paid and nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to us under the heading "Legal Matters" in the related prospectus/proxy statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.


                              Very truly yours,

                              STEVENS & LEE